Exhibit 10.1

BNDES

FINANCING AGREEMENT UPON CREDIT OPENING NO. 12.2.1433.1 ENTERED INTO BY AND BETWEEN THE NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT - BNDES AND ADECOAGRO VALE DO IVINHEMA LTDA., AND WITH A THIRD PARTY AS CONSENTING PARTY, AS STATED BELOW

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES, herein simply referred to as BNDES, a federal government-owned company, with its principal place of business in Brasília, Federal District, and with offices in this City at Avenida República do Chile No. 100, enrolled with the National Corporate Taxpayers Register (CNPJ) under No. 33.657 248/0001-89, by its undersigned representatives.

and

ADECOAGRO VALE DO IVINHEMA LTDA., hereinafter referred to as BENEFICIARY, a limited liability company with its principal place of business in Angélica, State of Mato Grosso do Sul, at Estrada Continental. KM 15, Takuarê Farm, s/n, Rural Area, Postal Code 79785-000, enrolled with the National Corporate Taxpayers Register (CNPJ) under No. 07.903 169/0001-09, by its undersigned legal representatives.

and

also, as CONSENTING PARTY, ADECOAGRO BRASIL PARTICIPAÇÕES S.A., a joint stock company with its principal place of business in São Paulo, State of São Paulo, at Rua Iguatemi, No. 192, 12th floor, Itaim Bibi, Postal Code 01451-010, enrolled with the National Corporate Taxpayers Register (CNPJ) under No. 07 835.579/0001-51 by its undersigned representatives do hereby agree upon the following terms:

ONE

NATURE, AMOUNT AND PURPOSE OF THE AGREEMENT

BNDES extends to the BENEFICIARY, under this Agreement, a credit facility in the amount of two hundred and fifteen million, four hundred and thirty-one thousand Reais (R$215,431,000.00) divided into four (4) subcredits in the following amounts:

I—Subcredit “A”: in the amount of one hundred and sixty-five million, five hundred and nine thousand Reais (R$ 165,509,000.00), to be provided with ordinary funds from BNDES, which shall be comprised, among other sources, of funds from the Worker Support Fund – FAT, from FAT - Special Deposits and PIS/PASEP Participation Fund, in compliance, as regards their allocation, with the legislation applicable to each one of the aforementioned sources, with due regard for the system provided for BNDES Program of Investment Support - BNDES PSI, subject of Resolution No. 2.366/2012-BNDES, of November 13, 2012, in accordance with the federal legislation in effect, as well as the regulation issued by the National Monetary Council and the State Minister of Finance, in compliance with the provisions of Paragraph Three of Section Two.

II—Subcredit “B”: in the amount of nine million Reais (R$ 9,000,000.00) to be provided with ordinary funds from BNDES, which are comprised, among other sources, of funds from the Worker Support Fund – FAT, from FAT - Special Deposits and PIS/PASEP Participation Fund in compliance, as regards its allocation, with the legislation applicable to each one of the aforementioned sources, with due regard for the system provided for BNDES Investment Support Program- BNDES PSI, subject of Resolution No. 2 366/2012- BNDES of November 13, 2012, in accordance with the federal legislation in effect, as well as the regulation issued by the National Monetary Council and the State Minister of Finance, in compliance with the provisions of Paragraph Three of Section Two.

III—Subcredit “C”: in the amount of thirty-eight million, four hundred and ninety-one thousand Reais (R$ 38,491,000.00), to be provided with ordinary funds from BNDES, which are comprised, among other sources, of funds from the Worker Support Fund—FAT, from FAT - Special Deposits and PIS/PASEP Participation Fund in compliance, as regards its allocation, with the legislation applicable to each one of the aforementioned sources, with due regard for the provisions of Paragraph Two of Section Two; and

IV—Subcredit “D”: in the amount of two million, four hundred and thirty-one thousand Reais (R$2,431,000.00), to be provided with ordinary funds from BNDES, which are comprised, among other sources, of funds from the Worker Support Fund – FAT, from FAT - Special Deposits and PIS/PASEP Participation Fund, in compliance, as regards its allocation, with the legislation applicable to each one of the aforementioned sources, with due regard for the provisions of Paragraph Two of Section Two.

SOLE PARAGRAPH

The facility opened herein is intended for:

I—Subcredit “A”: purchase of domestic machines and equipment that fit the criteria of The Special Agency of Industrial Financing – FINAME, except for new agricultural machines and equipment, buses, chassi and bus bodies, trucks, truck tractors, semi-trailer trucks, tractor units, trailers, semitrailers, chassis and bodies for trucks, including therein dolly-type semitrailers and the like, armored cars and chassis-adaptable special equipment, such as platforms, cranes, concrete mixer trucks, waste compactors and fuel tanks, properly registered with the competent traffic regulation agency, required for the deployment of a sugar and ethanol plant located in the municipality of Ivinhema, State of Mato Grosso do Sul, with projected capacity to crush approximately 4.1 million tons of sugarcane per crop in 2015, including the installation of an electric power co-generation unit and related transmission line, in the scope of the Program of Investment Support - PSI.

II Subcredit “B”: purchase of domestic machines and equipment that fit the criteria of the Special Agency of Industrial Financing – FINAME, except for agricultural machines and equipment of chassi and bus bodies trucks, truck tractors, semi-trailer trucks, tractor units, trailers, semitrailers, chassis and bodies for trucks, including therein dolly-type semitrailers and the like, armored cars and chassis-adaptable special equipment, such as new platforms, cranes, concrete mixer trucks waste compactors and fuel tanks, properly registered with the competent traffic regulation agency, required for the installation of the power substation in the electric power co-generation unit referred to in subparagraph I above, in the scope of the Program of Investment Support – PSI;

III—Subcredit “C”: deployment of an electrical power co-generation unit and transmission line associated with the plant referred to in subparagraph I above; and

IV Subcredit “D”: deployment of social projects in the community neighboring the area of coverage where the plant described in subparagraph I above is installed.

TWO

CREDIT AVAILABILITY

Credit will be made available to the BENEFICIARY, in installments, after compliance with the conditions precedent for use as referred to in Section Thirteen, in view of the need for accomplishment of the financed project, in compliance with BNDES’s financial schedule, which shall be subject to the definition of funds for its application by the National Monetary Council.

PARAGRAPH ONE

The funds under this transaction shall be made available to the BENEFICIARY by credit to the non-transaction checking account opened on its name with BNDES, in which, also, at the time of release, debits shall be made as determined by law, as well as those contractually authorized by the BENEFICIARY, and the total remaining balance of funds shall be immediately transferred to checking account No. 01532-0 held by the BENEFICIARY at Banco Itaú (No. 341), branch no. 5062.

PARAGRAPH TWO

The amount of each installment of Subcredits “C” and “D” to be made available to the BENEFICIARY shall be calculated in accordance with the criterion set forth in the law that establishes the Long-Term Interest Rate—TJLP for determination of debt balances of financing contracted by BNDES System by November 30, 1994.

PARAGRAPH THREE

The amount of each installment of Subcredits “A” and “B” to be made available to the BENEFICIARY shall be denominated in Reais (R$) and shall not be changed until it is effectively released.

THREE

INTEREST LEVIED ON SUBCREDITS “A” AND “B”

On the BENEFICIARY’s debt principal arising out of Subcredits “A” and B interest shall be payable at the rate of two integers point five tenths percent (2.5%) per year, (as remuneration).

SOLE PARAGRAPH

The amount of interest shall be payable on a quarterly basis, on the fifteenth (15th) of January, April, July and October of each year, in the period comprised between January 15, 2013 and January 15, 2015, and, on a monthly basis, as of February 15, 2015, including, jointly with the installments of repayment of the principal and on the maturity or termination of this Agreement, in compliance with the provisions of Section Twenty-One.

FOUR

INTEREST LEVIED ON SUBCREDIT “C’

On the principal of BENEFICIARY’s debt, arising out of Subcredit “C”, interest of two integers point two hundredths percent (2.02%) per year shall be payable (as remuneration), above the Long-Term Interest Rate - TJLP published by the Brazilian Central Bank, in compliance with the following system:

I—When TJLP is greater than six percent (6%) per year:

a) The amount corresponding to the portion of TJLP that may exceed six percent (6%) per year shall be capitalized on the fifteenth (15th) of each month of effectiveness of this Agreement and on its expiration or termination in compliance with the provisions of Section Twenty-One, and ascertained upon the levying of the following capitalization term on the debt balance, considering therein all of the financial events that have occurred within the period:

TC = [(1 + TJLP)/1,06]n/360 - 1 (capitalization term equals to open brackets, ratio between TJLP added by the unit, and one integer and six hundredths, close brackets, raised to the power corresponding to the ratio between “n” and three hundred and sixty, deducting the unit from such a result), where:

TC—capitalization term:

TJLP—Long-Term Interest Rate, published by the Brazilian Central Bank; and

n—number of days existing between the date of the financial event and the date of capitalization, maturity or settlement of the obligation, considering as financial event each and every fact of a financial nature out of which a change to the debt balance under this Agreement arises or may arise

b) The percentage of two integers and two hundredths percent (2.02%) per year above the TJLP (remuneration), referred to in the main clause of this Section, added by a non-capitalized portion of TJLP of six percent (6%) per year, shall be levied on the debt balance, on the dates of enforceability of interest referred to in Paragraph Two or on the maturity date or termination of this Agreement, in compliance with the provisions of subitem “a”, and for the daily calculation of interest, the number of days elapsed between the date of each financial event and the abovementioned enforceability dates shall be considered.

II—When TJLP is equal to or lower than six percent (6%) per year:

The percentage of two integers and two hundredths percent (2.02%) per year above the TJLP (remuneration), referred to in the main clause of this Section, added by the TJLP itself, shall be levied on the debt balance on the dates of enforceability of interest referred to in Paragraph Two or on the maturity date or termination of this Agreement, and for the daily calculation of interest, the number of days elapsed between the date of each financial event and the abovementioned enforceability dates shall be considered.

PARAGRAPH ONE

The amount referred to in subparagraph I, subitem “a”, which shall be capitalized through its incorporation into the debt principal, shall be payable pursuant to Section Eight.

PARAGRAPH TWO

The amount ascertained pursuant to subparagraph I, subitem “b”, or subparagraph II shall be payable on a quarterly basis, on the fifteenth (15th) of January, April, July and October of each year in the period comprised between January 15, 2013 and January 15, 2015, and on a monthly basis, as of February 15, 2015, including, jointly with the installments of repayment of the principal and on the expiration or termination of this Agreement in compliance with the provisions of Section Twenty-One.

FIVE

INTEREST LEVIED ON SUBCREDIT “D”

On the principal of BENEFICIARY’s debt, arising out of Subcredit “D”, the Long-Term Interest Rate - TJLP published by the Brazilian Central Bank shall be levied, in accordance with the following system:

I—When the TJLP is greater than six percent (6%) per year:

a) The amount corresponding to the portion of the TJLP that may exceed six percent (6%) per year shall be capitalized on the fifteenth (15th) of each month of effectiveness of this Agreement and on its expiration or termination, in compliance with the provisions of Section Twenty-One, and ascertained through the application of the following capitalization term on the debt balance, considering therein all of the financial events that have occurred within the period:

TC = [(1 + TJLP)/1,06]n/360 - 1 (capitalization term equals to open brackets, ratio between TJLP added by the unit, and one integer and six hundredths, close brackets, raised to the power corresponding to the ratio between “n” and three hundred and sixty, deducting the unit from such a result), where:

TC—capitalization term.

TJLP—Long-Term Interest Rate, published by the Brazilian Central Bank and

n—number of days existing between the date of the financial event and the date of capitalization, maturity or settlement of the obligation, considering as financial event each and every fact of financial nature out of which a change to the debt balance under this Agreement arises or may arise.

b) The non-capitalized portion of TJLP of six percent (6%) per year shall be levied on the debt balance on the dates of enforceability of interest referred to in Paragraph Two or on the maturity date or termination of this Agreement, in compliance with the provisions of subitem “a”, and for the daily calculation of interest, the number of days elapsed between the date of each financial event and the abovementioned enforceability dates shall be considered.

II—When TJLP is equal to or lower than six percent (6%) per year

The TJLP shall be levied on the debt balance, on the dates of enforceability of interest referred to in Paragraph Two or on the maturity date or termination of this Agreement, and for the daily calculation of interest, the number of days elapsed between the date of each financial event and the abovementioned enforceability dates shall be considered.

PARAGRAPH ONE

The amount referred to in subparagraph I, subitem “a”, which shall be capitalized, through incorporation into the debt principal, shall be payable pursuant to Section Eight

PARAGRAPH TWO

The amount ascertained pursuant to subparagraph I, subitem “b”, or subparagraph II shall be payable on a quarterly basis, on the fifteenth (15th) of January, April, July and October of each year in the period comprised between January 15, 2013 and January 15, 2015, and on a monthly basis, as of February 15, 2015, including, jointly with the installments of repayment of the principal and on the expiration or termination of this Agreement, in compliance with the provisions of Section Twenty-One.

SIX

CREDIT RESERVE CHARGE

The BENEFICIARY shall pay to BNDES the credit reserve charge of one tenth percent (0.1%), payable for every period of thirty (30) days or fraction thereof, to be levied on:

I—the unused balance of each credit installment, as of the day immediately following that of its availability up to the date of use, when the payment thereof shall be required; and

II—the unused credit balance, as of the day immediately following that of its availability up to the date of cancellation, made at the request of the BENEFICIARY, or at the initiative of BNDES, and whose payment shall be required on the date of such a request, or BNDES’s decision, as the case may be.

SOLE PARAGRAPH

Levying of the charge referred to in subparagraphs I and II above shall occur upon the establishment of a scheme of availability of funds.

SEVEN

DEBT PROCESSING AND COLLECTION

The collection of principal and charges shall be made upon a Collection Notice issued by BNDES in advance to the BENEFICIARY so that it settles such obligations on their maturities.

SOLE PARAGRAPH

Failure to receive the Collection Notice shall not release the BENEFICIARY from the obligation to pay the installments of principal and the charges on the dates set forth in this Agreement.

EIGHT

REPAYMENT

The principal of the debt arising out of this Agreement shall be paid to BNDES in ninety-six (96) monthly and successive installments, each one of them in the amount of the payable principal of the debt, divided by the number of installments of repayment that have not become due yet, and the first installment shall become due on February 15 (fifteen), 2015 in compliance with the provisions of Section Twenty-One, and the BENEFICIARY undertakes to settle jointly with the last installment, on January 15 (fifteen), 2023, all of the obligations arising out of this Agreement.

SOLE PARAGRAPH

The BENEFICIARY undertakes to settle on January 15, 2023, jointly with the last installment of repayment, all of the obligations arising out of this Agreement.

NINE

TRANSACTION GUARANTEE

In order to ensure the payment of any obligations arising out of this Agreement, such as the principal of the debt, interest, commissions, conventional penalty, fines and expenses, the BENEFICIARY shall extend to BNDES:

I—the fiduciary ownership, pursuant to article 66-B of Law No. 4.728, of July 14, 1965, and as applicable, pursuant to the Brazilian Civil Code, of machines and equipment to be purchased with funds from this transaction, in the minimum lump-sum of one hundred and sixty-nine million, two hundred and nine thousand Reais (R$ 166,209,000.00);

II—The fiduciary assignment, pursuant to paragraph 3 of article 66-B of Law No. 4.728 of July 14, 1955, of the BENEFICIARY’s titles resulting from the sale of electric power from UTE Angélica, under Reserve Energy Agreement - CER No. 100/10, entered into on February 9, 2011, with the Câmara de Comercialização de Energia Elétrica – CCEE, with total annual fixed revenue of twenty-two million, four hundred thousand Reais ($ 22,400,000.00) on the base date of December/2012.

PARAGRAPH ONE

The BENEFICIARY declares that the properties referred to in item II of this Section are of its uncontested title and undisturbed possession, free and clear of any burden, including tax burden.

PARAGRAPH TWO

The BENEFICIARY undertakes to preserve by the final settlement of this Agreement, the properties referred to by item 1 of this Section in its uncontested title and undisturbed possession, free and clear of any burden, including tax burden.

PARAGRAPH THREE

The BENEFICIARY undertakes to inform BNDES the receipt of the properties referred to in item I, within the term of thirty (30) days counted as of the receipt of the aforementioned properties, by means of a letter, in accordance with the form to be provided by BNDES and filed with the Registries of Titles and Deeds of the Cities of Rio de Janeiro (State of Rio de Janeiro), Ivinhema (State of Mato Grosso do Sul) and Angélica (State of Mato Grosso do Sul), describing the properties, the amounts and the place where they are located, which, after appraisal by BNDES shall be an integral part of this Agreement for all lawful purposes and effects.

PARAGRAPH FOUR

The BENEFICIARY undertakes to deposit the revenues resulting from credit rights referred to in item II of this Section, exclusively, to a “Centralizing Account” that has been opened for such a purpose, as well as to establish and keep, by the final settlement of all obligations arising out of this Agreement a “Reserve Account” with sufficient funds for payment of three (3) months, at least, of debt service arising out of this Agreement, including payments of principal and/or interest, and the transaction of both abovementioned accounts shall be solely performed by the “Collecting Bank” by means of mail or facsimile, and the issuance of checks or any other form of transaction performed by the BENEFICIARY shall not be allowed. The accounts shall be opened with a Financial Institution appointed by the BENEFICIARY and approved by BNDES.

PARAGRAPH FIVE

For purposes of funding of the “Reserve Account” referred to in Paragraph Four of this Section, the amount of three (3) months of the debt service shall correspond to (i) three (3) times the amount of the summation of the first installment payable of the principal and charges of the debt arising out of this Agreement, until the payment of the first installment of repayment of the debt, and (ii) three (3) times the amount of the summation of the last installment of the principal overdue and charges of the debt arising out of this Agreement during the repayment period. The Reserve Account shall be fully funded thirty (30) days before the commencement of the repayment period.

PARAGRAPH SIX

The BENEFICIARY undertakes to, within the term of up to thirty (30) days counted as of the date of signature of the Agreement referred to by Paragraph Seven of this Section, evidence to BNDES that the debtors of credits assigned in relation to the fiduciary assignment are aware of the rights and bank data, which have been previously agreed upon with BNDES, in relation to the “Centralizing Account” to which said funds shall be deposited, upon notice to be made by a Registry of Titles and Deeds or by means of a public or private deed filed with the Titles and Deeds Registry of the Judicial District of Rio de Janeiro and the judicial districts of the domiciles of debtors of the credits assigned, whose contents shall be in compliance with the form to be provided by BNDES.

PARAGRAPH SEVEN

The guarantee provided for in item II of this Section shall be operationalized through formalization of an Credit Right Chattel Mortgage, Account Management and Other Covenants, to be entered into between the BENEFICIARY, the “Collecting Bank” and BNDES upon consent of Câmara de Comercialização de Energia Elétrica - CCEE to the assignment to BNDES of credit rights arising out of Reserve Energy Agreement - CER No. 100/10.

PARAGRAPH EIGHT

BNDES reserves the right to request the reassessment of encumbered properties, if there has been any depreciation of the guarantee, at its discretion.

PARAGRAPH NINE

The guarantees established under this Section shall be regarded as an undividable whole in relation to the amount of the debt. If BNDES prefers to cause the seizure and attachment of properties subject of the fiduciary guarantee, fifty-eight percent (58%) of the debt shall correspond to the fiduciary ownership and the remaining forty-two percent (42%) shall correspond to all the other guarantees.

TEN

CHANGE TO THE LEGAL CRITERION OF REMUNERATION OF FUNDS ORIGINATED FROM THE PIS/PASEP FUND AND/OR FAT

In the event of any replacement of the legal criterion for remuneration of funds transferred to BNDES, originating from the PIS/PASEP Participation Fund and/or Worker Support Fund—FAT, the remuneration provided for in Sections Four and Five may, at the discretion of BNDES, be made by using the new criterion of remuneration of said funds, or any other, as indicated by BNDES, which in addition to preserving the actual amount of the transaction, shall remunerate it at the same previous levels, whereupon, BNDES shall inform the change in writing to the BENEFICIARY.

ELEVEN

BENEFICIARY’S SPECIAL OBLIGATIONS

The BENEFICIARY undertakes to:

I—comply, as applicable, by the final settlement of the debt arising out of this Agreement, with “THE PROVISIONS APPLICABLE TO BNDES AGREEMENTS” as approved by Resolution No. 665 of December 10, 1987, partially amended by Resolution No. 775, of December 16, 1991, Resolution No. 863, of March 11, 1996, Resolution No. 878 of September 4, 1996, Resolution No. 894 of March 6, 1997, Resolution No. 927 of April 1, 1998, Resolution No. 976 of September 24, 2001, Resolution No. 1.571 of March 4, 2008, Resolution No. 1.832 of September 15, 2009, Resolution No. 2.078 of March 15, 2011, Resolution No. 2.139 of August 30, 2011 and Resolution No. 2.181 of November 8, 2011, all by the BNDES Management, published in the Federal Official Gazette (Section I) of December 29, 1987, December 27, 1991, April 8, 1996, September 24, 1996, March 19, 1997, April 15, 1998, October 31, 2001, March 25, 2008, November 6, 2009, April 4, 2011, September 13, 2011 and November 17, 2011, respectively, a copy of which is delivered herein to the BENEFICIARY, which, after becoming aware of the entire contents thereof, declares to accept it as an integral and undetachable part of this Agreement, for all legal effects and purposes;

II—use the total Subcredits “A” and “B” within the term of up to twenty-four (24) unextendable months, counted as of the signature date of this Agreement.

III—Use the total Subcredits “C” and “D” within the term of up to twenty-four (24) months counted as of the signature date of this Agreement, without prejudice to BNDES’s entitlement to, either before or after the final term of such a term, under the guarantees established in the Agreement, extend the aforementioned term, upon express authorization by letter, irrespectively of any other formality or registration.

IV - submit to BNDES within the term of up to one hundred and eighty (180) days counted as of the release of the last installment of the credit arising out of this Agreement, the Operation License for the project financed herein, officially published and issued by a competent environmental agency

V - In the event that there is, in view of the project referred to by Section One, any reduction to the BENEFICIARY’s personnel during the effectiveness of this Agreement, offer a training program oriented to the employment opportunities in the region and/or a professional replacement program in other companies, after having submitted to BNDES for appraisal, a document specifying and certifying the completion of negotiations held with such competent representation(s) of workers engaged in the termination process.

VI - adopt, during the period of the effectiveness of this Agreement, the measures and actions intended to avoid or correct any damages to the environment, security and occupational medicine which may be caused by the project addressed by the Section One.

VII - maintain in regular situation its obligations with the environmental agencies, during the period of the effectiveness of this Agreement;

VIII - comply with, during the period of effectiveness of this Agreement, the provisions of the legislation applicable to people with disabilities;

IX - inform BNDES, on the date of the event, the name and the Individual Taxpayers’ Register (CPF/MF) of the person who, exercising a remunerated function or being among its owners, controllers or officers, has been granted a diploma or vested in office as a Federal State Representative or Senator;

X - keep and preserve the properties given as guarantee through fiduciary ownership, in accordance with the provisions of subparagraphs I and II of article 1363 of the Brazilian Civil Code, undertaking civil liability for any possible non-compliance with such obligations;

XI - not to establish, without previous authorization from BNDES, any pledge or encumbrance on the credit right(s) given as guarantee to BNDES under Section Nine;

XII - make available to BNDES an updated register of all of its own properties and subject of agricultural partnership, in which the BENEFICIARY shall carry out the project, contemplating the following information: (i) name of the real property, (ii) Municipality and State where the rural property is located; (iii) georeferenced point of the rural property, (iv) number of registration of the rural property with the National System of Rural Register and (v) number of the environmental license or equivalent document, or also the evidence of dismissal of licensing by the competent environmental Agency, until the full settlement of financing;

XIII - make available to BNDES an updated register of project suppliers, comprising (i) the name or corporate name of supplier; (ii) individual taxpayers’ register (CPF/MF) or national corporate taxpayers register (CNPJ/MF) of supplier; (iii) name of real property; (iv) Municipality and State where the rural property is located; (v) georeferenced point of the rural property; (vi) registration number of the rural property in the National System of Rural Register, and (vii) number of the environmental license or equivalent document, or also evidence of dismissal of licensing by the competent environmental agency until the full settlement of financing;

XIV - submit to BNDES within the term of up to one hundred and eighty (180) days, counted as of the release of the last installment of credit under this Agreement, the BENEFICIARY’s authorization to be established as an independent producer of electrical power through the exploitation of the cogeneration unit referred to in the sole paragraph of Section One of this Agreement, with 120,000 KW of installed power, officially published, issued by the National Agency of Electrical Power -ANEEL;

XV - submit to BNDES within the term of up to one hundred and eighty (180) days, counted as of the signature date of this Agreement, a detailed social project referred to by subparagraph IV of the sole paragraph of Section One of this Agreement; and

XVI - submit, on an annual basis, within up to one hundred and twenty (120) days following the termination of the fiscal year, its financial statements, audited by an independent audit company, and registered with the Securities Commission, by the final settlement of all obligations undertaken in this Agreement;

XVII - keep the following ratios ascertained on an annual basis through the financial statements referred to in subparagraph XIV of this Section, throughout the entire effectiveness of this Agreement

Financial Commitments	2012		2013		2014		2015		2016		2017		2018 on
Net Banking Debt/Ebitda	≤	4.0	≤	4.5	≤	4.5	≤	4.5	≤	4.0	≤	3.5	≤	3.0
Net Equity/Total Assets	≥	40%	≥	40%	≥	40%	≥	40%	≥	40%	≥	40%	≥	40%

1.1. For purposes of the provisions of this subparagraph, it is defined herein that the terms used shall have the following meanings, respectively:

a) Net Banking Debt: Loans/Bank Financings + Debentures + Loans - Cash/Financial Investments;

b) Ebitda: Operational Income +/- Financial Income + Depreciation/Amortization +/- Variation of the Fair Value of Biological Asset +/- Equity Pick-up

TWELVE

CONTROLLING CONSENTING PARTY’S OBLIGATIONS

The Controlling Consenting Party ADECOAGRO BRASIL PARTICIPAÇÕES S.A., identified in the preamble to this Agreement, undertakes herein the obligation to:

I - submit to BNDES’s approval any proposals of matters related to the encumbering on any account, of a share held by it in the BENEFICIARY’s capital stock, for sale, acquisition, amalgamation, merger, spin-off of assets or any other action that implies or may imply any changes to the BENEFICIARY’s current configuration or transfer of the BENEFICIARY’s shareholding control, or change to its status as majority partner of the BENEFICIARY;

II - not to cause the inclusion of any provision into the BENEFICIARY’s shareholder agreement, by-laws or Articles of Association, that implies:

a) restrictions to the BENEFICIARY’s growth capacity or on its technological development.

b) restrictions to the BENEFICIARY’s access to new markets; or

c) restrictions to or impairment of its capacity to pay the financial obligations under the transactions with BNDES;

III - refrain from taking any actions or measures that may affect adversely or alter the BENEFICIARY’s economic-financial balance;

IV - take all actions required in order to guarantee the attainment of the purpose of this transaction; and

V - submit, on an annual basis, within up to one hundred and twenty (120) days following the closing of the fiscal year, its consolidated financial statements, audited by an independent auditor registered with the Securities Commission until the final settlement of all obligations undertaken in this Agreement.

THIRTEEN

LIABILITY IN BUSINESS SUCCESSION

In the event of business succession, any possible successors to the BENEFICIARY shall be jointly and severally liable for the obligations arising out of this Agreement.

SOLE PARAGRAPH

The provisions of the main clause of this Section shall not apply, if there is previous consent by BNDES to the dismissal of joint and several liability in the spin-off.

FOURTEEN

RECIPROCAL POWER OF ATTORNEY

The BENEFICIARY and the CONSENTING PARTY, herein irrevocably and undeniably, appoint each other mutually and reciprocally as attorneys-in-fact until the final solution of the debt undertaken hereunder, being vested with powers to be served with summons, notices and subpoenas and also with “ad judicia” powers for general court proceedings, which may be delegated to a lawyer, everything in relation to any court or out-of-court proceedings that may be promoted against them by BNDES as a result of this Agreement and it may take all actions required for the faithful and good performance of this power of attorney.

FIFTEEN

CONDITIONS FOR USING THE CREDIT

The use of credit, in addition to compliance, as appropriate, with the conditions provided for in articles 5 and 6 of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, as mentioned above, and those established in the “FOLLOW-UP RULES AND INSTRUCTIONS” referred to in article 2 of said “PROVISIONS” shall be subject to compliance with the following:

I - For use of the first installment of credit:

a) the BENEFICIARY’s opening of a checking account with BNDES;

b) formalization of the Chattel Mortgage Agreement referred to by Paragraph Seven of Section Nine of this Agreement;

c) Submission to BNDES of an order to be issued by the Superintendence of Concessions and Authorizations of Generation—SCG of the National Agency of Electrical Power—ANEEL or by any other competent agency, in relation to the application for granting for exploitation of the cogeneration unit, with installed capacity of 120 MW as mentioned in the Sole Paragraph of Section One of this Agreement, filed by the BENEFICIARY pursuant to article 5 of ANEEL Normative Resolution No. 390 of December 15, 2009.

II - For use of funds of Subcredit B in compliance with the provisions of Paragraph Three of Section Two: submission of an installation license corresponding to the project described in subparagraph II of sole paragraph of Section One of this Agreement, officially published, issued by the competent environmental agency;

III - For use of funds of Subcredits “A” and “B, in compliance with the provisions of paragraph three of Section Two, submission, preferably by means of an electronic file, of a listing containing the data that identify the properties corresponding to that portion of credit to be used, detailing the equipment, the manufacturer, the amount, as well as any other information that may be requested by BNDES, in such a way to evidence that the machines and equipment purchased with funds from this Agreement are accredited with BNDES.

IV - For use of funds above ninety-five million, three hundred thousand Reais [R$ 95,300,000.00] in compliance with the provisions of Paragraphs Two and Three and Section Two:, preservation of the security interest/minimum debt balance ratio of 1.3;

V - For use of funds of Subcredit “D”, in compliance with the provisions of Paragraph Two of Section Two, compliance with the special obligation pursuant to the provisions of subparagraph XV of Section Eleven of this Agreement;

VI - For use of each installment of credit

a) non-existence of any fact that, at the discretion of BNDES, may substantially change the BENEFICIARY’s economic-financial condition or which may compromise the performance of the enterprise financed herein, in such a way to change it or render its performance impossible, in accordance with the project approved by BNDES;

b) submission by the BENEFICIARY of an Updated Credit Profile related to Social Security Contributions—CND or Liability Certificate with Clearance Effects related to Social Security Contributions—CPD-EN issued by the Brazilian Federal Revenue, on the INTERNET, to be extracted by the BENEFICIARY at the address www.receita.fazenda.gov.br and verified by BNDES at the same address and

c) evidencing of regular status with the environmental agencies, or when such an evidencing has already been submitted and is effective, a BENEFICIARY’s declaration on the continuance of effectiveness of such a document.

SIXTEEN

SURETY

The CONSENTING PARTY ADECOAGRO BRASIL PARTICIPAÇÕES S.A., identified in the preamble hereto, accepts this Agreement as guarantor and main payor, waving expressly the benefits of articles 366, 827 and 838 of the Brazilian Civil Code, and undertaking joint and several liability by the final settlement of this Agreement, for the faithful and exact compliance with all obligations undertaken hereunder by the BENEFICIARY

SEVENTEEN

DEFAULT

Upon the occurrence of any default on the obligations undertaken by the BENEFICIARY and by the consenting party, the provisions of articles 40 through 47-A of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” referred to in Section Eleven, subparagraph I, shall apply.

EIGHTEEN

FILING PENALTY

In the event of judicial collection of the debt arising out of this Agreement, the BENEFICIARY shall pay a penalty of ten percent (10%) on the principal and charges of the debt, in addition to judicial and extrajudicial expenses and attorney’s fees, payable as of the date of filing of the collection action.

NINETEEN

ADVANCED SETTLEMENT OF DEBT

In the event of advanced settlement of debt, the guarantees shall be released, and the provisions of article 18, paragraph two of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” referred to in Section Eleven, subparagraph I shall apply to all the other obligations.

TWENTY

EARLY MATURITY

BNDES may declare this agreement terminated in advance, and the debt shall be enforceable and any disbursement shall be immediately stayed, if, in addition to the hypotheses provided for in articles 39 and 40 of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” referred to IN Section Eleven, subparagraph I, BNDES evidences:

a) a reduction of the BENEFICIARY’s staff without compliance with the provisions of subparagraph V of Section Eleven;

b) the existence of an awarded judgment barred by res judicata in view of any actions by the BENEFICIARY implying child labor, slave labor or crime against the environment;

c) the inclusion into the BENEFICIARY’s articles of incorporation, by-laws or articles of association or those of the companies controlling it, of any provision implying restrictions on or impairment of the capacity of payment of financial obligations arising out of this transaction;

d) establishment, without previous authorization from BNDES, of a pledge or encumbrance on the right(s) given as guarantee to BNDES in Section Nine;

e) failure to comply with the obligations set forth in subparagraphs XII and XIII of Section Eleven;

f) untruthfulness of information contained in the registers addressed by the subparagraphs XII and XIII of Section Eleven;

PARAGRAPH ONE

This Agreement shall be terminated in advance, and the debt shall be enforceable and any disbursement shall be immediately stayed, in the event of use of funds granted under this Agreement for any purpose other than that provided for in Section One. BNDES shall inform such a fact to the Public Prosecution Office for the purposes and effects of Law No. 7.492 of June 16, 1986.

PARAGRAPH TWO

This Agreement shall also be terminated in advance and the debt shall be immediately payable and any disbursement shall be immediately stayed, on the date of granting of a diploma as State Representative or Senator, to any person that occupies a remunerated position at the BENEFICIARY, or if there is among its owners, controllers or officers, any person included in the prohibitions provided for by the Brazilian Federal Constitution, article 54, subparagraphs I and II. Default charges shall not be levied, as long as the payment occurs within the term of five (5) business days counted as of the date of granting of diploma, and upon failing to do so the charges provided for events of the advanced termination for default shall be levied.

PARAGRAPH THREE

The declaration of early termination based on the provisions of subitem “B” shall not occur if the redress imposed has been complied with or when the penalty imposed upon the BENEFICIARY is being complied with, in accordance with the due process of law.

PARAGRAPH FOUR

For the events of advanced termination based on article 47-A of the “Provisions Applicable to BNDES agreements”, the debt balance ascertained shall be added by the amount corresponding to the compensation to the National Treasury of any amounts pertaining to the equalization of the interest rate pursuant to provisions of the applicable legislation.

TWENTY-ONE

MATURITY ON HOLIDAYS

Every maturity of any installment of repayment of principal and charges that falls on Saturday, Sundays or national, state, district or municipal holidays, including banking holidays shall be, for all purposes of this Agreement, transferred to the business day immediately thereafter, and the charges shall be calculated by such a date and the following regular period for ascertainment and calculation of charges under this Agreement shall start as of such a date.

SOLE PARAGRAPH

For purposes of the provisions of the main clause of this Section, except for any express provision otherwise, the holidays of the place where the BENEFICIARY is seated shall be considered, in accordance with the address stated in this Agreement.

TWENTY-TWO

AUTHORITY

The BENEFICIARY authorizes BNDES to discount from the first installment of credit, upon its use, the amount of one hundred and seventy-three thousand, four hundred and twenty-two Reais and five cents [R$ 173,422.05] pertaining to the second and the last installment of the Study Commission of the project mentioned in Section One of this Agreement, whose first installment in the amount of two hundred and fifty-two thousand, five hundred and seventy-seven Reais and ninety-five cents (R$ 252,577.95) was paid on December 3, 2012.

TWENTY-THREE

JURISDICTION

The courts of Rio de Janeiro and those of the headquarters of BNDES are elected to solve any litigations arising out of this Agreement, which cannot be solved extra judicially.

The BENEFICIARY ADECOAGRO VALE DO IVINHEMA and the CONSENTING PARTY ADECOAGRO BRASIL PARTICIPAÇÕES S A. have submitted a Liability Certificate with Clearance Effects—CPD-EN No. 000192012-06021169 related to Social Security contributions and Updated Credit Profile—CND No. 011242012-21200579 related to Social Security contributions issued on July 25, 2012 and November 22, 2012 by the Brazilian Federal Revenue valid by January 21, 2013 and May 21, 2013, respectively.

The pages of this instrument are initialed by Maria Alves Felippe, attorney for BNDES, upon authorization by the legal representatives who execute it.

IN WITNESS WHEREOF, they execute this instrument in four (4) counterparts of equal content and form for a single purpose, in the presence of the undersigned witnesses.

Rio de Janeiro, December 27, 2012.

Page of signatures of Financing Agreement No. 12.2.1433.1 entered into between BNDES and Adecoagro Vale do Ivinhema Ltda., with third parties acting as consenting parties.

By BNDES:

(sgd) /s/ Luciano Coutinho	(sgd) /s/ Julio Ramundo

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL—BNDES

By BENEFICIARY:

(sgd) /s/ Nicolas Schaeffter	(sgd) /s/ Orlando Editore

ADECOAGRO VALE DO IVINHEMA LTDA.

CONSENTING PARTY:

(sgd) /s/ Nicolas Schaeffter	(sgd) /s/ Orlando Editore

ADECOAGRO BRASIL PARTICIPAÇÕES S.A.

WITNESSES:

(sgd) /s/ Ana Paula de Souza Soares	(sgd) /s/ Leticia Tapparel e Silva

Name: Ana Paula de Souza Soares	Name: Leticia Tapparel e Silva

ID Card: 07036055-4	ID Card: 09893633-9

Individual Taxpayers’ Register (CPF):0155537177-91	Individual Taxpayers’ Register (CPF): 052559827-84

EXHIBIT I

FIDUCIARY OWNERSHIP OF MACHINES AND EQUIPMENT TO BE PURCHASED WITH FUNDS FROM THE TRANSACTION (Mail to be sent by the company to BNDES)

(Place)                                      ,

To

Banco Nacional de Desenvolvimento Econômico e Social – BNDES

Av. Republica do Chile. No. 100

Rio de Janeiro – RJ

Re.: Financing agreement upon Credit Opening No.            ,dated                                  ,

To the President.

In accordance with Section              of Agreement No.             , entered into on                                  ,              between BNDES and this company, and considering the provisions of article 1.361, paragraph 3 and article 1.362, subparagraph IV of the Brazilians Civil Code, we inform you that we have received the properties described and characterized below, subject to fiduciary ownership as established in said Agreement, acquired from _________, and in our possession:

Quantity	Manufacturer (and as the case may be, Representative in Brazil)	Description (*)	Location	Purchase Invoice Number	Amount

* In the item Description, at least the following elements shall be included:

- model

- manufacturing serial number and

- property number (if any)

Sincerely Yours,

Legal Representative

AGREEMENT FOR CREDIT RIGHT CHATTEL MORTGAGE, ACCOUNT MANAGEMENT AND OTHER COVENANTS, EXECUTED BY AND BETWEEN BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL—BNDES, ADECOAGRO VALE DO IVINHEMA LTDA. AND ITAÚ UNIBANCO S.A, AS FOLLOWS:

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL—BNDES, herein simply referred to as BNDES, a federal government-owned company with its principal place of business in Brasilia, Federal District, with a branch in this City, at Avenida República do Chile, No. 100, enrolled with the National Corporate Taxpayer Register (CNPJ/MF) under No. 33.657.248/0001-89, herein represented by its undersigned representatives;

ADECOAGRO VALE DO IVINHEMA LTDA., currently ANGÉLICA AGROENERGIA LTDA—UTE ANGELICA, hereinafter referred to as BENEFICIARY, a limited liability company with its principal place of business in Angélica, State of Mato Grosso do Sul, at Estrada Continental, Km 15, Fazenda Takuaré, s/n, Zona Rural, CEP 79785-000, enrolled with the CNPJ/MF under No. 07.903.169/0001-09, herein represented by its undersigned representatives; and

ITAÚ UNIBANCO S.A., hereinafter referred to as COLLECTING BANK, a corporation with its principal place of business in São Paulo, State of São Paulo, at Praça Alfredo Egydio de Souza Aranha, 100, enrolled with the CNPJ/MF under No. 60.701.190/0001-04, herein represented in accordance with its Bylaws;

WHEREAS:

a) BENEFICIARY has been authorized by the National Electric Energy Agency—ANEEL to become a self-producer of electric energy by means of Authorization Resolution No. 1,221, of January 22, 2008, in order to implement and exploit a thermoelectric energy generation plant referred to as Angélica in the Municipality of Angélica, State of Mato Grosso do Sul;

b) BENEFICIARY executed with CÂMARA DE COMERCIALIZAÇÃO DE ENERGIA ELÉTRICA—CCEE (CNPJ No. 03.034.433/0001-56), on February 9, 2011 Reserve Energy Agreement—CER No. 100/10 (hereinafter referred to as SALE AGREEMENT) for the supply of electric energy from March 1, 2011 to the last day of February 2026 in the amount of twenty-two million, four hundred thousand reais (R$ 22,400,000.00) of fixed annual income (base date: December 2012);

c) on December 27, 2012, BNDES and BENEFICIARY executed a Financing Agreement by means of Credit Facility No. 12.2.1433.1 (hereinafter FINANCING AGREEMENT) in the amount of two hundred and fifteen million, four hundred and thirty-one thousand reais (R$ 215,431,000.00), intended to implement a sugar and ethanol plant located in the municipality of Ivinhema, State of Mato Grosso do Sul, with expected designed capacity to process approximately 4.1 million tons of sugarcane per harvest in 2015, including installation of a electric energy cogeneration plant and related transmission line, in addition to support to a social project for the benefit of the local community.

d) in order to secure the payment of any obligations under the FINANCING AGREEMENT, as well as debt, interest, principal, commissions, penalties and other expenses, Section Nine of the FINANCING AGREEMENT contemplates a credit right chattel mortgage under the SALE AGREEMENT as set forth in letter “b” above;

The Parties decide to execute this Agreement for Credit Right Chattel Mortgage, Account Management and Other Covenants, hereinafter simply referred to as CHATTEL MORTGAGE AGREEMENT, which shall be an integral and inseparable part of the FINANCING AGREEMENT, and governed by the clauses and conditions set forth below:

ONE

PURPOSE OF THE AGREEMENT

This CHATTEL MORTGAGE AGREEMENT governs the chattel mortgage to be provided to BNDES under Paragraph Three, Section 66-B, Law No. 4,728, of July 14, 1965, regarding all credit rights held by BENEFICIARY under the SALE AGREEMENT (hereinafter referred to as ASSIGNED RIGHTS) as guarantee under the FINANCING AGREEMENT, and also governs the terms and conditions under which the COLLECTING BANK shall act as agent/depositary bank in charge of managing and centralizing the ASSIGNED RIGHTS.

TWO

CREDIT RIGHT CHATTEL MORTGAGE

BENEFICIARY has assigned to BNDES in the form of a chattel mortgage, as set forth in Section Nine of the FINANCING AGREEMENT and Paragraph 3, Section 66-B, Law No. 4,728, of July 14, 1965, on an irrevocable and irreversible basis until final settlement of all obligations assumed under the FINANCING AGREEMENT the ASSIGNED RIGHTS to be operated exclusively in the checking account held by BENEFICIARY with the COLLECTING BANK, in Branch No. 8541, under No. 10848-9, hereinafter referred to as CENTRALIZING ACCOUNT, opened exclusively to deposit funds arising from the ASSIGNED RIGHTS, which account shall not be operated by BENEFICIARY.

PARAGRAPH ONE

BNDES hereby waives its right to directly hold any documents evidencing the ASSIGNED RIGHTS, as set forth in Paragraph 3, Section 66- B, Law No. 4,728, of July 14, 1965. BENEFICIARY on its turn hereby transfers to BNDES the indirect possession of the original copies of the documents evidencing the ASSIGNED RIGHTS, and shall directly hold them as trustee, and also hereby undertakes to return them within forty-eight (48) hours upon BNDES request, and further represents that it is fully aware of its civil and criminal responsibilities for holding and delivering such documents.

PARAGRAPH TWO

In the event BENEFICIARY becomes bankrupt, it shall provide BNDES with the documents evidencing the ASSIGNED RIGHTS as set forth in the introductory paragraph of this Section, and immediately transfer the direct possession of such documents.

THREE

DEPOSIT

BENEFICIARY undertakes to notify CÂMARA DE COMERCIALIZAÇÃO DE ENERGIA ELÉTRICA—CCEE to deposit in the national currency all funds due to BENEFICIARY arising from the SALE AGREEMENT, irrespective of the collection form thereof, exclusively in the CENTRALIZING ACCOUNT.

PARAGRAPH ONE

The notice mentioned in the introductory paragraph of this Section, evidence of which must be produced by BENEFICIARY within thirty (30) days from execution of this CHATTEL MORTGAGE AGREEMENT, may be given by means of a Title and Document Registry or a public or private instrument filed with the Title and Document Registry of the Judicial Districts of Angélica (State of Mato Grosso) and São Paulo (State of São Paulo), as set forth in Exhibits I and II to this CHATTEL MORTGAGE AGREEMENT.

PARAGRAPH TWO

BENEFICIARY undertakes to deposit exclusively in the CENTRALIZING ACCOUNT any funds that it may receive under the SALE AGREEMENT on the business day following that of receipt thereof.

FOUR

AUTHORIZATION TO WITHHOLD AND TRANSFER

BENEFICIARY hereby authorizes on an irrevocable and irreversible basis the COLLECTING BANK, in case of default of the BENEFICIARY under the FINANCING AGREEMENT and/or declaration of early maturity, to withhold and transfer from the CENTRALIZING ACCOUNT for the benefit of BNDES into an account to be informed by the latter such portion of the ASSIGNED RIGHTS required to pay any delayed principal repayment installments and other amounts relating to the debt under the FINANCING AGREEMENT.

SOLE PARAGRAPH

BENEFICIARY hereby authorizes the COLLECTING BANK on an irrevocable and irreversible basis to obtain from BNDES, whenever necessary for the purposes of this CHATTEL MORTGAGE AGREEMENT, information on the debt balance of the FINANCING AGREEMENT, the amount of the principal repayment installments and any other amounts relating to the debt under the FINANCING AGREEMENT, as well as details on the checking account held by BNDES.

FIVE

RESERVE ACCOUNT

BENEFICIARY hereby authorizes on an irrevocable and irreversible basis the COLLECTING BANK to transfer on a monthly basis from the CENTRALIZING ACCOUNT into the checking account held by BENEFICIARY with the COLLECTING BANK, Branch No. 8541, under No. 10849-7, to BENEFICIARY, hereinafter referred to RESERVE ACCOUNT, which shall not be operated by BENEFICIARY, the amount required to cover a sum equivalent to at least three (3) months of debt service, calculated according to the methodology set forth in Paragraph One of this Section, including payments of the principal and interest under the FINANCING AGREEMENT, which amount shall be blocked during the entire term of the FINANCING AGREEMENT, but it may be invested as set forth in Paragraph Two of this Section, which investment shall also be blocked for the benefit of BNDES.

PARAGRAPH ONE

The transfer set forth in the introductory paragraph of this Section, for purposes of forming the RESERVE ACCOUNT, shall be made until the balance thereof corresponds to three (3) times the amount of the first installment of the principal and of any other amounts to become due under the FINANCING AGREEMENT during the grace period set forth in this Agreement, and three (3) times the amount of the last principal repayment installment and of any debt amounts to become due under the FINANCING AGREEMENT during the repayment period hereunder.

PARAGRAPH TWO

The funds may be invested on the business day following the day they are deposited in the RESERVE ACCOUNT upon express written authorization of BENEFICIARY, provided that the investments are linked to the RESERVE ACCOUNT, exclusively in National Treasury bonds or investment funds backed thereby and with daily liquidity. Investment yield in excess of the balance set forth in Paragraph One of this Section shall be provided to BENEFICIARY, if it so requests, on the business day following the day the excess is verified, by wire transfer to the checking account held by BENEFICIARY with the COLLECTING BANK, Branch No. 5602, under No. 01632-0, hereinafter referred to as OPERATION ACCOUNT, which may be freely operated thereby.

SIX

USE OF THE RESERVE ACCOUNT

BENEFICIARY hereby authorizes the COLLECTING BANK on an irrevocable and irreversible basis, in the event BENEFICIARY is in default under the FINANCING AGREEMENT and/or in the event of declaration of early maturity, to transfer from the RESERVE ACCOUNT into the checking account informed by BNDES such amounts required to pay all delayed principal repayment installments and other debt amounts under the FINANCING AGREEMENT.

SOLE PARAGRAPH

In the event the funds in the RESERVE ACCOUNT are transferred to BNDES as set forth in the introductory paragraph of this Section, the CENTRALIZING ACCOUNT shall remain blocked until the delayed monetary obligations are fully complied with and the RESERVE ACCOUNT is rebalanced.

SEVEN

ACCOUNT MANAGEMENT

The CENTRALIZING ACCOUNT and the RESERVE ACCOUNT shall be operated solely by the COLLECTING BANK by mail or fax, and no checks or any other operation means may be issued by BENEFICIARY, and the RESERVE ACCOUNT shall be used exclusively to pay BNDES.

SOLE PARAGRAPH

The funds remaining in the CENTRALIZING ACCOUNT after full balancing of the RESERVE ACCOUNT shall be transferred on the subsequent business day to the OPERATION ACCOUNT to be informed by BENEFICIARY, and which may be freely operated thereby.

EIGHT

NO BINDING EFFECT

BENEFICIARY may not bind or otherwise burden the ASSIGNED RIGHTS to any other creditors, as set forth in Section Two of this CHATTEL MORTGAGE AGREEMENT.

NINE

SPECIAL OBLIGATIONS OF ASSIGNORS

BENEFICIARY undertakes:

I – to collect during the term of this CHATTEL MORTGAGE AGREEMENT any invoices under the SALE AGREEMENT in the bank branches of the COLLECTING BANK;

II – not to assign, dispose of, transfer, sell, burden, pledge or otherwise trade the ASSIGNED RIGHTS or the investments without the prior express consent of BNDES;

III – to send within the term set forth in Section Three, paragraph one, of this AGREEMENT, notice of the assigned credits as set forth in the form of Exhibit I to this CHATTEL MORTGAGE AGREEMENT, informing the chattel mortgage on the funds and providing any bank details relating to the CENTRALIZING ACCOUNT in which such funds shall be deposited;

IV – to defend itself and also the rights of BNDES in a timely fashion from any acts, actions, proceedings or lawsuits that may in any way affect this CHATTEL MORTGAGE AGREEMENT and/or the ASSIGNED RIGHTS, and replace the ASSIGNED RIGHTS at the discretion of BNDES in the event such rights are annulled or adversely affected;

V – to comply with its obligation as set forth in the SALE AGREEMENT and not to perform without the prior express consent of BNDES any acts resulting in waiver of the rights of BENEFICIARY or release of buyer from any of its obligations set forth in the SALE AGREEMENT;

VI – to keep deposited in the RESERVE ACCOUNT until final settlement of all obligations assumed by BENEFICIARY in the FINANCING AGREEMENT the minimum balance set forth in Paragraph One, Section Five of this CHATTEL MORTGAGE AGREEMENT;

VII – to inform the COLLECTING BANK, with a copy to BNDES, on any amendments to the FINANCING AGREEMENT for purposes of forming the RESERVE ACCOUNT, and

VIII – to obtain from BNDES, whenever necessary under this CHATTEL MORTGAGE AGREEMENT, and inform the COLLECTING BANK, with a copy to BNDES:

a) the debt balance of the FINANCING AGREEMENT;

b) the amount of principal repayment installments and other debt amounts under the FINANCING AGREEMENT; and

c) inform the checking account held by BNDES.

SOLE PARAGRAPH

All expenses arising herefrom, including holding the CENTRALIZING ACCOUNT, the RESERVE ACCOUNT and the OPERATION ACCOUNT, and those relating to the filing of this CHATTEL MORTGAGE AGREEMENT, shall be borne by BENEFICIARY.

TEN

OBLIGATIONS AND RIGHTS OF THE COLLECTING BANK

The COLLECTING BANK undertakes:

I – to promptly inform BNDES on the default by BENEFICIARY with any obligations relating to the credit right chattel mortgage under this CHATTEL MORTGAGE AGREEMENT;

II – not to take orders from BNDES or BENEFICIARY regarding the credit right chattel mortgage that are not in accordance with this CHATTEL MORTGAGE AGREEMENT without the written consent of the other party;

III – to perform all acts and procedures set forth in this CHATTEL MORTGAGE AGREEMENT in order to ensure the credit right chattel mortgage created for the benefit of BNDES;

IV – to transfer the amount existing in the CENTRALIZING ACCOUNT to the OPERATION ACCOUNT only after all transfers to the RESERVE ACCOUNT are made, until it is fully rebalanced, as set forth in Section Five;

V – to transfer to BNDES and BENEFICIARY until the fifth (5th) day of every month and within five (5) days from any notice any statements of the CENTRALIZING ACCOUNT, the RESERVE ACCOUNT and the respective investments mentioned in Paragraph Two, Section Five;

VI – to promptly inform BNDES on any significant and permanent changes in the operation levels of the CENTRALIZING ACCOUNT, especially regarding the volume of deposits, considered as any variation in excess of twenty percent (20%) applicable on the arithmetic mean of the operation levels over the past twelve (12) months;

VII – in the event of default by BENEFICIARY under the FINANCING AGREEMENT and/or declaration of early maturity, as notified by BNDES, to withhold and transfer to BNDES such amounts available in the CENTRALIZING ACCOUNT and the RESERVE ACCOUNT, as set forth in this CHATTEL MORTGAGE AGREEMENT, and also settle in whole or in part any investments, including in the cases of early maturity of the debt and imposition of any penalties, and the CENTRALIZING ACCOUNT shall remain blocked until full compliance with delayed monetary obligations and rebalancing of the RESERVE ACCOUNT.

ELEVEN

POWER OF ATTORNEY

Without prejudice to the authorizations granted under Sections Four, Five and Six of this CHATTEL MORTGAGE AGREEMENT, BENEFICIARY hereby names and appoints the COLLECTING BANK as its attorney-in-fact on an irrevocable and irreversible basis, as set forth in Section 684 of the Brazilian Civil Code, until final settlement of all obligations assumed by BENEFICIARY under the FINANCING AGREEMENT for the purposes of this CHATTEL MORTGAGE AGREEMENT, with specific powers to perform any acts required to comply with the obligations assumed by the COLLECTING BANK under this CHATTEL MORTGAGE AGREEMENT, in particular those set forth in Section Ten.

TWELVE

REPLACEMENT OF THE COLLECTING BANK

The COLLECTING BANK may be replaced by order of BNDES or upon prior express consent thereof. In the event it is necessary to replace the COLLECTING BANK during this AGREEMENT, the COLLECTING BANK shall remain bound to comply with its obligations hereunder for up to sixty (60) days from receipt of the notice sent by BNDES, and provide such alternate with all amounts deposited by BENEFICIARY, and the COLLECTING BANK shall be responsible for acts actually performed under its management during its term in office. The alternate bank shall fully comply with the terms and conditions of this CHATTEL MORTGAGE AGREEMENT and succeed the replaced bank in all rights and obligations set forth herein by executing an amendment to this CHATTEL MORTGAGE AGREEMENT.

PARAGRAPH ONE

Notwithstanding the above, the COLLECTING BANK may terminate this CHATTEL MORTGAGE AGREEMENT, provided that it is not in default with any contractual obligations hereunder, upon prior written notice to the other Parties, in accordance with the terms and conditions above, and continue to comply with its obligations as managing bank for up to ninety (90) days from written notice of termination sent to the Parties.

PARAGRAPH TWO

BENEFICIARY and the COLLECTING BANK undertake after execution of the amendment mentioned in the introductory paragraph of this Section to transfer the balances of the CENTRALIZING ACCOUNT and the RESERVE ACCOUNT to the new accounts held with such new managing bank.

PARAGRAPH THREE

BENEFICIARY undertakes to appoint within fifteen (15) days from the request to replace the COLLECTING BANK another first-line financial institution to be approved by BNDES to assume the functions of the COLLECTING BANK.

THIRTEEN

GENERAL PROVISIONS

This CHATTEL MORTGAGE AGREEMENT shall be further governed by the following general provisions, which shall be fully complied with and observed by the Parties:

1 – the CHATTEL MORTGAGE AGREEMENT shall be effective from the date of execution thereof until final settlement of all obligations assumed by BENEFICIARY under the FINANCING AGREEMENT;

II – the CHATTEL MORTGAGE AGREEMENT is irrevocable and irreversible, and may only be amended by an amendment thereto upon prior written approval of BNDES, and duly signed by the Parties;

III – the CHATTEL MORTGAGE AGREEMENT shall bind the Parties and any of their respective successors and assignees;

IV – the COLLECTING BANK hereby declares, after becoming aware of all contents of the FINANCING AGREEMENT, to accept it as being the principal regarding the CHATTEL MORTGAGE AGREEMENT, which on its turn is an integral and inseparable part thereof for all legal purposes and rights;

V – except in the cases of priority set forth in the Law, BNDES has priority over any creditors regarding the funds deposited in the CENTRALIZING ACCOUNT and the RESERVE ACCOUNT;

VI – the waiver by either Party of the exercise of any right under the CHATTEL MORTGAGE AGREEMENT shall only be effective when made in writing. No forbearance, delay or indulgence by either Party to enforce compliance with any provisions of the CHATTEL MORTGAGE AGREEMENT shall adversely affect or restrict the rights of such Party, or prevent it from exercising any such or other rights at a particular time;

VII – if any item or clause of this CHATTEL MORTGAGE AGREEMENT is deemed to be illegal, unenforceable or otherwise ineffective, all other items and clauses shall remain in full force and effect. The Parties hereby undertake to negotiate as soon as possible any items or clauses that, as the case may be, may replace such illegal, unenforceable or ineffective item or clause. Such negotiation shall be deemed to be the purpose of the Parties on the date of execution of this CHATTEL MORTGAGE AGREEMENT, as well as the context in which illegal, unenforceable or ineffective item or clause has been inserted.

SOLE PARAGRAPH

Any notice, communication and/or correspondence relating to this CHATTEL MORTGAGE AGREEMENT shall be in writing and sent by registered mail, fax or delivered personally at the address or fax number informed below, or any other address that the Party(ies) provide in writing to the others, and shall be considered delivered on the date of receipt thereof, according to protocol signed by the party to which it was delivered or if sent by fax or mail, return receipt requested:

a) If to BENEFICIARY:

Rua Iguatemi, 192—12° andar

CEP 01451-010—São Paulo (SP)

Attn: Mr. ORLANDO EDITORE

Tel.: (11)2678-5600

Fax: (11)2678-5647

b) If to BNDES:

Av. Chile, No. 100, Centro, Rio de Janeiro, RJ

Attn.: Biofuel Department Head

Tel.: (21) 2172-7181

Fax: (21)2172-6229

c) If to the COLLECTING BANK:

Rua Ururaí, 111—Bloco B—Térreo

Tatuapé—CEP 03084-010—São Paulo—SP

Attn.: Operating Manager

Fax: (11) 2797-3150

E-mail: trustee.operacional@itau-unibanco.com.br

FOURTEEN

FILING

BENEFICIARY undertakes to (a) file this CHATTEL MORTGAGE AGREEMENT immediately following execution hereof with the Title and Document Registry of the Judicial Districts of Rio de Janeiro (State of Rio de Janeiro), Angélica (State of Mato Grosso do Sul) and São Paulo (State of São Paulo), and (b) evidence to BNDES within sixty (60) days from the date hereof that the filings mentioned in item (a) above have been made.

FIFTEEN

JURISDICTION

The Parties elect the central courts of the Judicial District Rio de Janeiro, State of Rio de Janeiro, and waive any other, however privileged, as the competent courts to acknowledge and decide on any lawsuits filed under this CHATTEL MORTGAGE AGREEMENT.

The pages of this Instrument are initialed by Maria Alves Felippe, BNDES attorney, upon authorization of the legal representatives executing it.

IN WITNESS WHEREOF, the Parties execute this instrument in five (5) counterparts of equal content and form, for only one purpose, in the presence of the undersigned witnesses.

Rio de Janeiro, March 12, 2013.

SIGNATURE PAGE OF THE AGREEMENT FOR CREDIT RIGHT CHATTEL MORTGAGE, ACCOUNT MANAGEMENT AND OTHER COVENANTS, EXECUTED BY AND BETWEEN BNDES, ADECOAGRO VALE DO IVINHEMA LTDA. AND BANCO ITAÚ UNIBANCO S.A.

By BNDES:

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL—BNDES

/s/ Júlio C. M. Ramundo

Júlio C. M. Ramundo

Officer

By BENEFICIARY:

By the COLLECTING BANK

/s/ Pachoal Fortunato

Pachoal Fortunato

Manager

/s/ Paschoal Iapequino Filho

Paschoal Iapequino Filho

Manager

WITNESSES:

/s/ Lúcia Helena M. Gouvêa

Name: Lúcia Helena M. Gouvêa

Identity Card: 8.155311

CPF: 049.704.108-10

/s/ Tatianim Rodriquez Bonfin

Name: Tatianim Rodriquez Bonfin

Identity Card: 40.873.325-1

CPF: 322. (illegible)-588-61

EXHIBIT I

NOTICE

Rio de Janeiro,                        ,

To

Câmara de Comercialização de Energia Elétrica - CCEE

Alameda Santos, 745 - 9o Andar,

Cerqueira César - São Paulo - SP,

CEP: 01419-001

Re: Agreement for Credit Right Chattel Mortgage, Account Management and other Covenants, dated                        ,

Dear sirs,

According to Section Two of such Agreement, we hereby constitute for the benefit of Banco Nacional de Desenvolvimento Econômico e Social - BNDES, to secure the payment of any financial obligations under the Financing Agreement upon Credit Facility No.             , the chattel mortgage on an irrevocable and irreversible basis of all rights held by us under Reserve Energy Agreement - CER No. 100/10, of February 9, 2011, including all revenues from the sale of electric energy relating to such Agreement executed with you.

Considering the contractual obligation assumed by ADECOAGRO VALE DO IVINHEMA LTDA., we hereby notify this company, as signatory of Reserve Energy Agreement - CER No. 100/10 above to make the due payments exclusively in the bank listed below:

Bank            (No.               );

Branch No.             ;

Checking Account No.

Any changes in the terms and directions of this notice shall only be made with the express written authorization of BNDES.

If you pay ADECOAGRO VALE DO IVINHEMA LTDA. in a manner other than as set forth herein, and receive settlement therefrom, you shall be jointly liable for losses and damages under the applicable law with BNDES.

Yours sincerely,

ADECOAGRO VALE DO IVINHEMA LTDA.

EXHIBIT II

AWARENESS

Rio de Janeiro                        ,

TO

ADECOAGRO VALE DO IVINHEMA LTDA.

Re: Agreement for Credit Right Chattel Mortgage, Account Management and other Covenants, dated                         ,

Dear sirs,

We are aware that under Section Two of such Agreement, for the benefit of Banco Nacional de Desenvolvimento Econômico e Social - BNDES, to secure payment of any financial obligations relating to the Financing Agreement upon Credit Facility No.              the chattel mortgage on an irrevocable and irreversible basis was created on all rights held thereby under Reserve Energy Agreement - CER No. 100/10, of February 9, 2011, including all revenues from the sale of electric energy relating to this Agreement executed with you.

Considering the contractual assumed by ADECOAGRO VALE DO IVINHEMA LTDA., I am hereby authorized for the purposes or Article 290 of the Civil Code, on an irrevocable and irreversible basis, to make payments due exclusively to the depositary bank listed below, and may only receive settlement from BNDES:

Bank            (No.             );

Branch No.             ;

Checking Account No.

If you pay ADECOAGRO VALE DO IVINHEMA LTDA. in a manner other than as set forth herein, and even so I receive settlement therefrom, I shall be jointly liable for losses and damages under the applicable laws with BNDES.

Yours sincerely

CÂMARA DE COMERCIALIZAÇÃO DE ENERGIA ELÉTRICA - CCEE

Logo of Itaú

Solutions for the Capital Market

FINANCIAL CUSTODY AGREEMENT ANCILLARY TO THE FIDUCIARY ASSIGNMENT OF CREDIT RIGHTS AND ACCOUNT MANAGEMENT AGREEMENT AND OTHER COVENANTS

ADECOAGRO VALE DO IVINHEMA LTDA., formerly ANGÉLICA AGROENERGIA LTDA. - UTE ANGELICA, hereinafter referred to as the PRINCIPAL, a limited liability company with its principal place of business in Angélica, State of Mato Grosso do Sul, at Estrada Continental, Km 15, Fazenda Takuaré, s/n, Zona Rural, Postal Code (CEP) 79785-000, enrolled with the National Corporate Taxpayers Register (CNPJ) under No. 07.903.169/0001-09, by its undersigned representatives; and

ITAÚ UNIBANCO S.A., with its principal place of business at Praça Alfredo Egydio de Souza Aranha No. 100, Torre Olavo Setúbal, São Paulo, SP, enrolled with the National Corporate Taxpayers Register (CNPJ) under No. 60.701.190/0001-04, hereinafter referred to simply as ITAÚ UNIBANCO.

Witnesseth:

I. Whereas, the PRINCIPAL and the Brazilian Development Bank (“BNDES”) have entered into a certain Credit Facility Financing Agreement No. 12.2.1433.1, hereinafter referred to as the “FINANCING AGREEMENT,” in the amount of two hundred and fifteen million four hundred and thirty-one thousand Reais (R$215,431,000.00), for implementation of a sugar and ethanol plant located in the City of Ivinhema, Mato Grosso do Sul;

II. Whereas, the PRINCIPAL, BNDES, and ITAÚ UNIBANCO have entered into a certain FIDUCIARY ASSIGNMENT OF CREDIT RIGHTS AND ACCOUNT MANAGEMENT AGREEMENT AND OTHER COVENANTS, hereinafter referred to simply as the AGREEMENT;

III. Whereas, the parties hereby wish to establish certain obligations ancillary to the AGREEMENT in accordance with the clauses and conditions below,

Now, therefore, the parties have agreed as follows:

1. SUBJECT MATTER

1.1 ITAÚ UNIBANCO, in its capacity as a custodian of financial assets under the AGREEMENT, wishes to establish with the PRINCIPAL certain obligations ancillary to such instrument [i.e. the AGREEMENT].

1.2 The clauses and conditions below shall be construed together with the obligations set forth in the AGREEMENT.

2. PROVISIONS ANCILLARY TO THE AGREEMENT

2.1 ITAÚ UNIBANCO agrees to keep a site for its employees, as well as adequate procedures, systems, and telecommunications facilities, to prevent interruptions in the provision of the services by virtue of failures in its own systems.

2.2. Although it adopts contingency procedures for problems in its systems, ITAÚ UNIBANCO shall not be held liable for any interruptions in the provision of the services by virtue of suspensions or failures in the systems, facilities, or infrastructure of public utility providers, particularly telecommunications providers.

2.3 The Principal shall keep, under the terms and conditions of the CONTRACT, the following accounts (the “ACCOUNTS”) with ITAÚ UNIBANCO:

a) Centralized Account No. 10848-9, branch No. 8541 of ITAÚ UNIBANCO, on behalf of the PRINCIPAL (the “CENTRALIZED ACCOUNT”);

b) Reserve Account No. 10849-7, branch No. 8541 of ITAÚ UNIBANCO, on behalf of the PRINCIPAL (the “RESERVE ACCOUNT”); and

c) Transaction Account No. 01632-0, branch No. 5602 of ITAÚ UNIBANCO, on behalf of the PRINCIPAL (the “TRANSACTION ACCOUNT”).

2.4 ITAÚ UNIBANCO may operate the ACCOUNTS in a manner different from the one provided for in this Agreement in the event of a court order or a statutory or regulatory ruling from a government agency.

2.4.1. In the event set forth in item 2.4. above, ITAÚ UNIBANCO shall, if permitted to do so, give notice to the PRINCIPAL before performing any transaction in the ACCOUNTS in a manner different from the one provided for in this AGREEMENT.

2.5 The operation and/or release of the ACCOUNTS shall be carried out by ITAÚ UNIBANCO on the first business day following the actual credit to the ACCOUNTS.-

2.5.1 Any financial investments requested shall be carried out, as well as redeemed, only on the first business day following the request from the PRINCIPAL.

2.6 ITAÚ UNIBANCO may rely on any arbitration award, order, judgment, certificate, demand, notice, deed, or other type of written instrument that may be delivered to it in accordance with the provisions hereof without being required to verify the authenticity or accuracy of the facts declared therein or their adequacy.

2.7 ITAÚ UNIBANCO does not make any representation as to the contents, validity, value, authenticity, or possibility of collection of any security or other document or instrument that may be held by or delivered to it in connection with this Agreement, and therefore ITAÚ UNIBANCO shall not, under any circumstances, be held liable for any harmful consequences arising therefrom.

2.8 ITAÚ UNIBANCO shall not be held liable in case it takes or fails to take, as a result of a court decision, any action that may be otherwise required.

2.9 The PRINCIPAL hereby authorizes ITAÚ UNIBANCO to provide BNDES, by electronic means, with bank statements and all data relating to any and all transactions and with the balance in the ACCOUNTS, and therefore waives its bank secrecy rights in regard to such information, in accordance with article 1, paragraph 3, item V of Supplementary Law No. 105/2001.

2.10 Any communications sent to ITAÚ UNIBANCO shall become effective on the date of their receipt, if received until 1:00 PM; any communications received after such time shall only become effective on the first day following their receipt.

2.11 The MAIN AGREEMENT is being entered into without any exclusivity obligation.

2.12 Neither of the parties may use or link services or products to the other party’s names or trademarks, including in publications and advertising materials, except upon prior written authorization from the party that owns the name or trademark to be used.

2.13 The payment of any taxes arising from this transaction shall be made by the party defined as the direct taxpayer in tax law, as established in such law.

3. INDEMNIFICATION

3.1 The parties agree to indemnify any damages they may cause to each other or to third parties in connection with the services hereunder, including for any damage to the image, as a result of any violation of professional privilege and confidentiality.

3.2 The damages provided for in the preceding section include any expenses and losses arising from awards, fines, interest, and other penalties set forth in laws or regulations or imposed by audit authorities in administrative or judicial proceedings, as well as attorney’s fees incurred in connection with the respective defense.

3.3 The defaulting party shall, no later than five (5) business days from the notice sent to it together with the respective proofs and statements, reimburse an amount equal to any losses suffered by the other party, including the amount of any court costs and attorney’s fees, as adjusted by the variation of the General Market Price Index (IGPM/FGV) or, in the lack thereof, of the General Price Index – Internal Availability (IGP-DI/FGV) or, in the lack of both, of the Consumer Price Index (IPC/FIPE) from the date of disbursement to the date of reimbursement, as well as default interest at a rate of twelve percent (12%) per annum.

4. TERMINATION

4.1. This agreement may be terminated, at the discretion of the non-defaulting or aggrieved party, in the following events:

(a) If any of the parties fails to perform any obligation set forth in this agreement and, after having been given notice by the other party, fails to cure its default or to pay any damages verifiably incurred by the aggrieved party within five (5) business days from the receipt of such notice;

(b) If any of the parties fails to perform any obligation set forth in this agreement and, after having been given notice by the other party, fails to indemnify the aggrieved party against any damages verifiably incurred, in case the performance of such obligation is no longer possible or its performance will not satisfy the interests of the aggrieved party, within five (5) business days from the receipt of such notice; and

(c) Regardless of prior notice, if any of the parties is given notice of a lawful protest of negotiable instruments, becomes bankrupt, has a court-supervised or out-of court reorganization petition granted, or is subjected to a judicial or extrajudicial liquidation or intervention.

5. CONFIDENTIALITY

5.1 The parties, their managers, employees, and representatives on any account shall keep confidentiality of all information they may access as a result of this Agreement and of the AGREEMENT (the “CONFIDENTIAL INFORMATION”), both during their performance and after their closing.

5.2 The CONFIDENTIAL INFORMATION shall include, for the purposes of this Agreement and of the AGREEMENT, all documents, general, commercial, and operating information, or other proprietary data of the parties, of their clients, and of any persons or entities with which they maintain a relationship, to the sole exception of any information which (i) is or becomes public domain through no fault of any of the parties and (ii) was known by any of the parties or its representatives prior the start of the negotiations that resulted in this Agreement and in the AGREEMENT.

5.3 The parties may only disclose CONFIDENTIAL INFORMATION to third parties upon prior written authorization from the party that owns such information, except in case of an order from a government authority or as a result of a court order, in which case the party shall (i) give immediate notice of such order from a government authority or court to the party that owns the

CONFIDENTIAL INFORMATION, except if the relevant summons prohibits it from doing so, and (ii) provide all information and subsidies that may be necessary so that the owner of the CONFIDENTIAL INFORMATION may, at its discretion, defend against disclosure of any confidential information.

5.4 In addition to constituting a contract violation, any violation of the duty of confidentiality, including when committed by its employees, managers, and representatives on any account, shall result in an obligation of the defaulting party to pay indemnity for any losses inflicted on the party that owns the relevant information, without prejudice to its continuing obligation to comply, as applicable, with its duty of confidentiality.

6. TERM

6.1 The term of this Agreement shall be the same as the term of the AGREEMENT, provided that it may be terminated in the events provided for therein.

6.2. After all the obligations arising from the AGREEMENT have been discharged, the ACCOUNTS shall be subject to the closing procedures set forth in the applicable regulations; upon completion of such procedures, the ACCOUNTS shall be automatically closed, provided that ITAÚ UNIBANCO is hereby authorized to take all actions necessary for such purposes.

7. NO WAIVER

7.1 Any indulgence from any of the parties with any non-performance of any obligation by the other party shall not imply a waiver to its right to enforce such obligation, or a remission, or an amendment to the provisions hereof.

8. COMPENSATION TO ITAÚ UNIBANCO

8.1 The PRINCIPAL shall pay the amounts specified below to ITAÚ UNIBANCO by debit, which is hereby authorized, to checking account No. 01632-0, branch No. 5602, held by the PRINCIPAL with ITAÚ UNIBANCO:

a) Three thousand and five hundred Reais (R$3,500.00), on the tenth (10th) day of the month following the execution of this agreement; and

b) Three thousand and nine hundred Reais (R$3,900.00), monthly on the tenth (10th) day of each month following the custody of the financial assets.

8.2 The amounts set forth in the preceding sub-item shall be annually adjusted for inflation by the variation of the IGP-M (General Market Price Index) or, in the lack thereof, of the General Price Index - Internal Availability (IGP-DI), both as published by Fundação Getúlio Vargas (FGV).

8.3 In case of any late payment of the compensation set forth in sub-item 8.1 above, the PRINCIPAL shall pay default interest at a rate of twelve percent (12%) per annum and a late-payment fine of two percent (2%) on the amount of the debt as adjusted for inflation by the variation of the General Market Price Index (IGPM/FGV) or, in the lack thereof, of the General Price Index – Internal Availability (IGP-DI/FGV) or, in the lack of both, of the Consumer Price Index (IPC/FIPE).

9. AMICABLE DISPUTE RESOLUTION

9.1 For amicable resolution of any disputes relating to this Agreement and to the AGREEMENT in connection with the provision of services by ITAÚ UNIBANCO, any suggestions, complaints, or requests for clarification may be submitted to the commercial customer service. If the dispute is not resolved, Itaú Customer Service (SAC Itaú) may be contacted 24/7 at 0800 728 0728. If you wish a reassessment of the solution presented after using such channels, please contact the Itaú Corporate Ombudsman at 0800 570 0011 on business days from 9:00 AM to 6:00 PM, P.O. Box No. 67.600, Postal Code (CEP) 03162-971. For the hearing or speech impaired, please contact 0800 722 1722 on business days from 9:00 AM to 6:00 PM.

10. JURISDICTION

10.1 The courts of the Judicial District of the Capital of the State of São Paulo are hereby elected.

This Agreement has been executed in two (2) counterparts.

São Paulo, February 25

/s/ Leonardo Berridi
Leonardo Berridi
Manager

ADECOAGRO VALE DO IVINHEMA

/s/ Paschoal Fortunato	/s/ Paschoal Iapequino Filho
Paschoal Fortunato	Paschoal Iapequino Filho
Manager	Manager
ITAÚ UNIBANCO S.A. Witnesses:
/s/ Tatianin Rodrigues Bomfim	/s/ Carolina Os
Tatianin Rodrigues Bomfim	Carolina Os
name of witness	name of witness
Identity Card No. 40.873.325-1	Taxpayer Card (CPF) No. 324 223 918-00
Taxpayer Card (CPF) No. 322.419.588-67	Identity Card (RG) No.: 29.643.707-4